Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended September 30, 2024

Results for the Quarter Ended September 30, 2024 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.44, compared to $0.45 for the quarter ended June 30, 2024

•

Net asset value per share as of the end of the quarter was $15.10, a decrease of 0.5% compared to June 30, 2024, excluding the impact of the $0.20 per share special distribution paid to stockholders in connection with the Mergers(1)

•	New investment commitments made during the quarter totaled $371 million(1)(2)(3)

•	Gross fundings for the quarter, excluding revolver fundings(3)(4), totaled $288 million

•	Net fundings, including revolvers(3)(4), totaled $222 million for the quarter

•

Closed the Mergers with Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund Inc. (“AIF”)(1), acquiring investments totaling $596 million, of which $234 million were sold or repaid during the quarter

•	Net leverage(5) was 1.16x as of September 30, 2024

•	On November 6, 2024, the Board of Directors (the “Board”) declared a dividend of $0.38 per share payable on December 26, 2024 to stockholders of record as of December 10, 2024

•	Amended and extended the senior secured, multi-currency, revolving credit facility (the “Facility”) in October 2024(6) (the “Amended Senior Secured Facility”)

New York, NY — November 7, 2024 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for the quarter ended September 30, 2024. The Company’s net investment income was $0.44 per share for the quarter ended September 30, 2024, compared to $0.45 per share for the quarter ended June 30, 2024. The Company’s net asset value (“NAV”) was $15.10 per share as of September 30, 2024.

On November 6, 2024, the Board declared a dividend of $0.38 per share payable on December 26, 2024 to stockholders of record as of December 10, 2024.

Mr. Tanner Powell, the Company’s Chief Executive Officer stated, “This quarter MFIC successfully closed its mergers with AFT and AIF which we believe will create significant long-term value for our stockholders. Our focus is on exiting the acquired non-directly originated assets and prudently deploying the investment capacity created from the mergers into directly originated middle market loans. We are fortunate to have access to all the necessary origination to deploy this capital, thanks to the significant volume of loans originated by MidCap Financial, a leading middle market lender with one of the largest direct lending teams in the U.S. and which is managed by Apollo.”

Mr. Powell added, “For the quarter, we produced solid net investment income despite the modest amount of fee and prepayment income, reflecting the impact of the total return feature in our incentive fee structure, which resulted in a partial incentive fee for the quarter. NAV declined during the quarter due to the $0.20 per share special distribution paid in connection with the mergers as well as a modest net loss on the portfolio.”

(1)

On July 22, 2024, the Company completed its mergers with Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund Inc. (“AIF”) (together, the “Mergers”). The Mergers have been accounted for in accordance with the asset acquisition method of accounting under ASC 805-50, Business Combinations-Related Issues.

(2)	Commitments made for the direct origination portfolio.
(3)	Excludes assets acquired from the Mergers.
(4)

During the quarter ended September 30, 2024, direct origination revolver fundings totaled $28 million, direct origination revolver repayments totaled $15 million, and the Company received a $7.5 million revolver paydown from Merx Aviation Finance, LLC.

(5)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(6)

On October 17, 2024, the Company amended and extended the Facility. Lender commitments under the Amended Senior Secured Facility total $1.660 billion, an increase of $110 million, excluding non-extending lender commitments. Lender commitments under the Amended Senior Secured Facility total $1.815 billion, including $155 million of commitments from non-extending lenders which are set to terminate on December 22, 2024. The final maturity date under the Amended Senior Secured Facility for extending lenders was extended from April 19, 2028, to October 17, 2029. The remaining material business terms of the Facility will remain substantially the same.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total assets	$3.22	$2.55	$2.45	$2.50	$2.46
Investment portfolio (fair value)	$3.03	$2.44	$2.35	$2.33	$2.37
Debt outstanding	$1.77	$1.51	$1.41	$1.46	$1.43
Net assets	$1.42	$1.00	$1.01	$1.01	$0.99
Net asset value per share	$15.10	$15.38	$15.42	$15.41	$15.28
Debt-to-equity ratio	1.25 x	1.51 x	1.40 x	1.45 x	1.44 x
Net leverage ratio (1)	1.16 x	1.45 x	1.35 x	1.34 x	1.40 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2024	2023	2024	2023
Investments made in portfolio companies (1)	$911.9	$30.3	$1,310.1	$283.0
Investments sold (1)	(188.5)	—	(188.5)	—

Net activity before repaid investments (1)	723.4	30.3	1,121.6	283.0
Investments repaid (1)	(138.8)	(72.9)	(430.6)	(323.7)

Net investment activity	$584.6	$(42.6)	$691.0	$(40.6)

Portfolio companies, at beginning of period	165	150	152	135
Number of investments in new portfolio companies (1)	131	2	156	22
Number of exited companies (1)	(46)	(3)	(58)	(8)

Portfolio companies at end of period (1)	250	149	250	149

Number of investments in existing portfolio companies	60	32	97	68

*	Totals may not foot due to rounding.
(1)	Includes investments acquired from the Mergers.

OPERATING RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2024	2023	2024	2023
Net investment income	$38.1	$27.9	$96.2	$86.2

Net realized and change in unrealized gains (losses)	(11.4)	(2.1)	(21.5)	(0.7)

Net increase in net assets resulting from operations	$26.7	$30.0	$74.8	$85.5

(per share)* (1)
Net investment income on per average share basis	$0.44	$0.43	$1.32	$1.32

Net realized and change in unrealized gain (loss) per share	(0.13)	0.03	(0.30)	(0.01)

Earnings per share — basic	$0.31	$0.46	$1.03	$1.31

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended September 30, 2024, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through November 6, 2024, the Company repurchased 15,593,120 shares at a weighted average price per share of $15.91, inclusive of commissions, for a total cost of $248.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of September 30, 2024, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $6.1 million, totaled $1.779 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Senior Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026, $80 million of Senior Unsecured Notes (the “2028 Notes”) which will mature on December 15, 2028, $232 million outstanding Class A-1 Notes under the CLO and $991.9 million outstanding under the Facility. As of September 30, 2024, $15.8 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $697.3 million as of September 30, 2024, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

On October 17, 2024, the Company amended and extended the Facility. Lender commitments under the Amended Senior Secured Facility will increase from $1.705 billion to $1.815 billion until December 22, 2024 and will decrease to $1.660 billion thereafter. The Amended Senior Secured Facility includes an “accordion” feature that allows the Company to increase the size of the Facility to $2.723 billion.

The final maturity date under the Amended Senior Secured Facility for extending lenders was extended by over a year from April 19, 2028 to October 17, 2029. The covenants and representations and warranties the Company is required to comply with were also modified (including, among other things, that the minimum stockholders’ equity test was reset), but the remaining material business terms and conditions of the Amended Senior Secured Facility remain substantially the same. The Amended Senior Secured Facility continues to include usual and customary events of default for senior secured revolving credit facilities of this type.

Borrowings under the Amended Senior Secured Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Amended Senior Secured Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). Terms used in this disclosure have the meanings set forth in the Amended Senior Secured Facility.

MERGERS

On July 22, 2024, the Company completed its mergers of AFT and AIF. Pursuant to the AFT Merger Agreement, AFT Merger Sub was first merged with and into AFT, with AFT continuing as the surviving company, and, following the effectiveness of the AFT First Merger, AFT was then merged with and into the Company, with the Company continuing as the surviving company. In accordance with the terms of the AFT Merger Agreement, at the effective time of the AFT First Merger, each outstanding share of common stock, par value $0.001 per share, of AFT was converted into the right to receive 0.9547 shares of common stock, par value $0.001 per share of the Company (with AFT stockholders receiving cash in lieu of fractional shares of the Company). Pursuant to the AIF Merger Agreement, AIF Merger Sub was first merged with and into AIF, with AIF continuing as the surviving company, and, following the effectiveness of the AIF First Merger, AIF was then merged with and into the Company, with the Company continuing as the surviving company. In accordance with the terms of the AIF Merger Agreement, at the effective time of the AIF First Merger, each outstanding share of common stock, par value $0.001 per share, of AIF was converted into the right to receive 0.9441 shares of common stock, par value $0.001 per share of the Company (with AIF stockholders receiving cash in lieu of fractional shares of the Company). As a result of the Mergers, the Company issued an aggregate of 28,527,003 shares of its common stock to former AFT and AIF stockholders.

The Mergers were considered asset acquisitions under generally accepted accounting principles with the Company being the accounting survivor. The Mergers were accounted for under the asset acquisition method of accounting by the Company in accordance with ASC 805. Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 provides that asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.

The Company determined the fair value of the shares of the Company’s common stock that were issued to former AFT and AIF stockholders pursuant to the AFT Merger Agreement and AIF Merger Agreement plus transaction costs to be the consideration paid in connection with the Mergers under ASC 805. The consideration paid to AFT and AIF stockholders was less than the aggregate fair values of the AFT and AIF assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). Since the fair value of the net assets acquired exceeded the merger consideration paid by the Company, the Company recognized a deemed contribution from Investment Adviser.

CONFERENCE CALL / WEBCAST AT 8:30 AM EST ON NOVEMBER 7, 2024

The Company will host a conference call on Thursday, November 7, 2024, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 343-4136 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9843. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC1107 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 28, 2024, by dialing (800) 839-6911; international callers should dial (402) 220-6059. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023 were as follows:

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Portfolio composition, at fair value:
First lien secured debt	91%	90%	90%	89%	88%
Second lien secured debt	1%	1%	1%	1%	3%

Total secured debt	92%	91%	91%	90%	91%
Unsecured debt	0%	—%	—%	0%	0%
Structured products and other	2%	1%	1%	2%	2%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	5%	7%	7%	7%	6%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	11.1%	11.9%	12.0%	12.1%	11.9%
Second lien secured debt (2)	14.0%	14.1%	14.1%	13.7%	14.4%
Total secured debt (2)	11.1%	11.9%	12.0%	12.1%	12.0%
Unsecured debt portfolio (2)	9.5%	—%	—%	—%	—%
Total debt portfolio (2)	11.1%	11.9%	12.0%	12.1%	12.0%
Total portfolio (3)	9.6%	9.9%	10.0%	10.1%	10.1%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.7 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	1%	0%	0%	0%	0%
Floating rate, as percentage of total	99%	100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.7 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	1%	0%	0%	0%	0%
Floating rate, as percentage of total	99%	100%	100%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,709,673 and $2,012,273, respectively)	$2,623,053	$1,936,327
Non-controlled/affiliated investments (cost — $146,690 and $130,648, respectively)	85,581	77,528
Controlled investments (cost — $372,217 and $395,221, respectively)	318,460	320,344
Cash and cash equivalents	84,480	93,575
Foreign currencies (cost — $356 and $28,563, respectively)	326	28,553
Receivable for investments sold	54,721	2,796
Interest receivable	26,773	21,441
Dividends receivable	459	1,327
Deferred financing costs	16,080	19,435
Prepaid expenses and other assets	6,099	5

Total Assets	$3,216,032	$2,501,331

Liabilities
Debt	$1,772,834	$1,462,267
Payable for investments purchased	795	—
Management fees payable	4,428	4,397
Performance-based incentive fees payable	4,601	6,332
Interest payable	8,593	14,494
Accrued administrative services expense	1,854	1,657
Other liabilities and accrued expenses	6,704	6,874

Total Liabilities	$1,799,809	$1,496,021

Commitments and contingencies (Note 8)

Net Assets	$1,416,223	$1,005,310

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 93,780,278 and 65,253,275 shares issued and outstanding, respectively)	$94	$65
Capital in excess of par value	2,543,830	2,103,718
Accumulated under-distributed (over-distributed) earnings	(1,127,701)	(1,098,473)

Net Assets	$1,416,223	$1,005,310

Net Asset Value Per Share	$15.10	$15.41

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$72,640	$61,939	$192,782	$183,718
Dividend income	447	104	500	242
PIK interest income	2,938	447	7,371	1,115
Other income	992	275	3,593	3,243
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	697	284	2,098	843
Dividend income	241	636	476	704
PIK interest income	36	32	105	92
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	4,097	4,458	12,649	13,494
Dividend income	—	—	—	—
PIK interest income	—	—	—	869
Other income	50	—	50	250

Total Investment Income	$82,138	$68,175	$219,624	$204,570

Expenses
Management fees	$4,428	$4,374	$13,203	$12,972
Performance-based incentive fees	4,601	5,917	16,212	18,233
Interest and other debt expenses	31,854	26,275	85,024	77,043
Administrative services expense	1,036	1,621	3,084	4,469
Other general and administrative expenses	2,246	2,494	6,478	6,986

Total expenses	44,165	40,681	124,001	119,703

Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	—	—	—	(274)
Expense reimbursements	(162)	(403)	(597)	(1,089)

Net Expenses	$44,003	$40,278	$123,404	$118,340

Net Investment Income	$38,135	$27,897	$96,220	$86,230

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$527	$(212)	$(6,914)	$(1,250)
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	—	(15,700)	—
Foreign currency transactions	(40)	12	(624)	50

Net realized gains (losses)	487	(200)	(23,238)	(1,200)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(11,083)	(3,484)	(10,646)	(2,104)
Non-controlled/affiliated investments	(2,956)	1,169	(7,989)	1,447
Controlled investments	3,566	2,330	21,121	1,536
Foreign currency translations	(1,433)	2,251	(707)	(409)

Net change in unrealized gains (losses)	(11,906)	2,266	1,779	470

Net Realized and Change in Unrealized Gains (Losses)	$(11,419)	$2,066	$(21,459)	$(730)

Net Increase (Decrease) in Net Assets Resulting from Operations	$26,716	$29,963	$74,761	$85,500

Earnings (Loss) Per Share — Basic	$0.31	$0.46	1.03	1.31

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the Mergers. The forward-looking statements may include statements as to: future operating results of MFIC as the combined company following the Mergers, and distribution projections; business prospects of MFIC as the combined company following the Mergers and the prospects of its portfolio companies; and the impact of the investments that MFIC as the combined company following the Mergers expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including those set forth in the “Special Note Regarding Forward-Looking Statements” section in our registration statement on Form N-14 (333-275640) previously filed with the SEC. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and MFIC assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com